COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN DREYFUS BASIC MUNICIPAL BOND PORTFOLIO AND THE LEHMAN
     BROTHERS MUNICIPAL BOND INDEX *

     EXHIBIT A:
     ___________________________________________________________
    |                  |    LEHMAN        |    DREYFUS         |
    |                  |   BROTHERS       |     BASIC          |
    |    PERIOD        |   MUNICIPAL      |   MUNICIPAL        |
    |                  |  BOND INDEX *    | BOND PORTFOLIO     |
    |------------------|------------------| -------------------|
    |    5/6/94        |        10,000    |       10,000       |
    |   5/31/94        |        10,087    |       10,175       |
    |   8/31/94        |        10,244    |       10,414       |
    |   11/30/94       |         9,735    |        9,754       |
    |   2/28/95        |        10,532    |       10,740       |
    |   5/31/95        |        11,005    |       11,203       |
    |   8/31/95        |        11,152    |       11,278       |
    |----------------------------------------------------------|


    * Source: Lehman Brothers